Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter 2015 Results

Second Quarter Highlights

  GAAP Diluted EPS of $0.19
  Solid Deposit and Commercial Loan Growth
  Strong Asset Quality
  Capital Ratios Continue to Build

LITITZ, Pa.--(BUSINESS WIRE)--July 15, 2015--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the second quarter ended June 30, 2015 of $35.7 million, or $0.19 per diluted share. This compares to net income of $29.0 million, or $0.16 per diluted share, for the first quarter of 2015 and $43.5 million, or $0.23 per diluted share, for the second quarter of 2014. Of note, the first and second quarter of 2015 included after-tax merger related expenses of $2.9 million and $783,000, respectively.

Linked Quarter Results (Second Quarter 2015 vs. First Quarter 2015)

  Loans and leases decreased $3.4 million from March 31, 2015 to $13.5 billion at June 30, 2015. Changes for the quarter in each major loan category were as follows:
    Commercial loans increased 1.6%.
    Real estate – construction loans decreased 9.8%.
    Real estate secured – residential loans decreased 1.6%.
    Real estate secured – commercial loans increased 0.6%.
    Consumer loans increased 4.6%.
    Leases increased 2.8%.
  Total deposits increased $224 million or 1.6% from March 31, 2015 to $14.0 billion at June 30, 2015. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing checking increased 1.7%.
    Interest-bearing checking decreased 0.5%.
    Money market deposits decreased 4.2%.
    Savings deposits increased 0.8%.
    Time deposits increased 9.1%.

  Net interest margin decreased 8 basis points to 3.32% for the second quarter of 2015 compared to 3.40% for the first quarter of 2015. Net interest margin (excluding purchase accounting) (1) decreased 5 basis points to 3.26% for the second quarter of 2015.
  Net interest income decreased to $130.6 million for the second quarter of 2015 compared to $131.6 million for the first quarter of 2015. The increase in average earning assets and one more day in the quarter was more than offset by a decline in net interest margin in the second quarter of 2015 compared to the first quarter of 2015.
  Non-interest income increased to $45.3 million for the second quarter of 2015 compared to $42.3 million for the first quarter of 2015. The second quarter benefited from seasonally-strong service charges on deposit accounts. The second quarter of 2015 also included a pre-tax gain from the sale of a portion of the captive brokerage business of $2.2 million.
  Non-interest expense decreased to $120.5 million for the second quarter of 2015 compared to $126.6 million for the first quarter of 2015. The decrease was driven by a reduction in merger-related expenses. The second quarter of 2015 included pre-tax merger-related expenses of $1.2 million compared to $4.4 million for the first quarter of 2015.
  The efficiency ratio (1), which excludes merger-related expenses, decreased to 66.46% for the second quarter of 2015 compared to 68.81% for the first quarter of 2015.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased to 0.71% at June 30, 2015 compared to 0.73% at March 31, 2015.
  The provision for loan and lease losses for the second quarter of 2015 decreased to $5.2 million compared to $5.8 million for the first quarter of 2015. Net charge-offs for the second quarter of 2015 decreased to $5.1 million, or 0.15% of average loans and leases, compared to $7.6 million, or 0.23% of average loans and leases, for the first quarter of 2015. As a result, the allowance for loan and lease losses was $134.9 million at June 30, 2015, representing 1.00% of total loans and leases and 156% of nonaccrual loans and leases compared to $134.8 million at March 31, 2015, representing 1.00% of total loans and leases and 151% of nonaccrual loans and leases.

Second Quarter Results (Second Quarter 2015 vs. Second Quarter 2014)

  Loans and leases decreased $182.6 million or 1.3% from June 30, 2014 to $13.5 billion at June 30, 2015. In August 2014, Susquehanna and its wholly-owned subsidiary Susquehanna Bank sold approximately $255.8 million of retail auto loans in an off-balance sheet securitization that previously were included in the Consumer loans category. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 2.3%.
    Real estate - construction loans decreased 4.9%.
    Real estate secured - residential loans decreased 2.3%.
    Real estate secured - commercial loans decreased 2.2%.
    Consumer loans decreased 15.1%.
    Leases increased 10.0%.
  Total deposits increased $674 million or 5.1% from June 30, 2014 to $14.0 billion as of June 30, 2015. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing checking increased 6.1%.
    Interest-bearing checking increased 8.8%.
    Money market deposits increased 13.4%.
    Savings deposits increased 6.4%.
    Time deposits decreased 4.1%.
  Net interest margin decreased 31 basis points to 3.32% for the second quarter of 2015 compared to 3.63% for the second quarter of 2014. As a result, net interest income decreased to $130.6 million for the second quarter of 2015 compared to $141.7 million for the second quarter of 2014.

  Non-interest income was flat at $45.3 million for the second quarter of 2015 compared to the second quarter of 2014. The second quarter of 2015 included a pre-tax gain from the sale of a portion of the captive brokerage business of $2.2 million.
  Non-interest expense decreased to $120.5 million for the second quarter of 2015 compared to $125.2 million for the second quarter of 2014. The second quarter of 2015 included pre-tax merger-related expenses of $1.2 million.
  The efficiency ratio (1), which excludes merger-related expenses, increased to 66.46% for the second quarter of 2015 compared to 65.63% for the first quarter of 2014.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate decreased to 0.71% at June 30, 2015 compared to 0.85% at June 30, 2014.
  The provision for loan and lease losses increased to $5.2 million for the second quarter of 2015 compared to $3.0 million for the second quarter of 2014. Net charge-offs as a percentage of average loans and leases decreased to 0.15% for the second quarter of 2015 compared to 0.34% for the second quarter of 2014. The allowance for loan and lease losses was $134.9 million at June 30, 2015, representing 1.00% of total loans and leases and 156% of nonaccrual loans and leases, compared to $144.5 million at June 30, 2014, representing 1.06% of total loans and leases and 137% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) decreased to 0.77% and 10.01%, respectively for the second quarter of 2015 compared to 0.95% and 12.34%, respectively for the second quarter of 2014.
  Susquehanna’s capital ratios, which continue to exceed internal capital targets and those required to be considered “well-capitalized” under the current regulatory requirements, continued to build with a Tier 1 common ratio of 11.01%, Tier 1 capital ratio of 12.04%, Total risk-based capital ratio of 13.15% and a Leverage ratio of 9.94%, each as of June 30, 2015.

(1) Non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules

Additional Events

  On July 7, 2015, BB&T Corporation (“BB&T”) announced that it received regulatory approval from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and all required state regulators to acquire Susquehanna pursuant to the Agreement and Plan of Merger, dated as of November 11, 2014, by and between BB&T and Susquehanna (the “Merger Agreement”). The transaction closing is expected to be effective August 1, 2015, and systems conversion is expected during the fourth quarter 2015.

  As a result, Susquehanna’s Board of Directors does not expect to declare a dividend for the third quarter of 2015 in order to coordinate the timing of its payment of quarterly dividends with BB&T, as contemplated by the Merger Agreement. Former Susquehanna shareholders will be entitled to receive, in respect of the stock portion of the merger consideration, any third quarter dividend declared by BB&T in respect of its common stock, except as to any stock portion of the merger consideration disposed of prior to the record date for any such dividend.

Susquehanna is a financial services holding company with total assets of approximately $18.7 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 244 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, Susquehanna offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.3 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company, a vehicle leasing company, a mortgage division, and a settlement services company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar words or expressions. The risks, uncertainties and other factors that could cause actual results and experience to differ materially from forward-looking statements or historical performance include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to internal or external factors, including changes in current or future market conditions; the effects of competition; ability to meet the closing conditions to our pending merger with BB&T delay in closing the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, and legislative and regulatory actions and reforms; and the other factors detailed in Susquehanna’s and BB&T’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION (in thousands, except per share data)
						Six Months YTD
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Balance Sheet (EOP)
Investments	$2,738,867	$2,683,358	$2,553,655	$2,325,734	$2,324,782	$2,738,867	$2,324,782
Loans and leases	13,484,555	13,487,951	13,517,882	13,425,721	13,667,153	13,484,555	13,667,153
Allowance for loan and lease losses (ALLL)	134,861	134,733	136,522	136,870	144,483	134,861	144,483
Total assets	18,659,693	18,697,294	18,661,390	18,583,327	18,506,626	18,659,693	18,506,626
Deposits	13,988,958	13,765,305	13,721,843	13,588,524	13,314,994	13,988,958	13,314,994
Other short-term borrowings	397,023	506,756	516,089	532,675	527,079	397,023	527,079
Federal Home Loan Bank borrowings	750,216	911,674	913,449	915,362	1,127,302	750,216	1,127,302
Other long-term debt	321,445	321,389	351,904	356,117	360,033	321,445	360,033
Shareholders' equity	2,785,466	2,780,177	2,753,925	2,751,260	2,796,392	2,785,466	2,796,392

Average Balance Sheet
Investments	$2,692,333	$2,558,973	$2,431,597	$2,293,302	$2,395,690	$2,626,021	$2,450,509
Loans and leases	13,458,008	13,468,346	13,438,494	13,499,686	13,589,533	13,463,148	13,582,071
Total earning assets	16,226,272	16,118,051	15,954,179	15,872,628	16,066,177	16,172,460	16,114,489
Total assets	18,546,000	18,618,267	18,628,209	18,411,529	18,378,127	18,581,942	18,419,028
Deposits	13,837,372	13,662,357	13,653,638	13,395,247	13,131,617	13,750,348	13,003,540
Other short-term borrowings	432,026	525,107	535,633	541,363	552,367	478,309	611,681
Federal Home Loan Bank borrowings	763,114	912,395	914,287	961,483	1,174,611	837,342	1,280,280
Other long-term debt	321,417	348,418	354,179	358,502	396,367	334,843	423,666
Shareholders' equity	2,780,436	2,761,177	2,757,933	2,775,786	2,768,665	2,700,643	2,753,315

Income Statement
Net interest income	$130,635	$131,638	$135,384	$136,465	$141,694	$262,273	$281,758
Provision for loan and lease losses	5,200	5,799	7,200	9,000	3,000	10,999	9,000
Noninterest income	45,295	42,312	46,588	44,617	45,349	87,607	87,438
Noninterest expense	120,517	126,590	130,470	124,411	125,225	247,107	248,257
Income before taxes	50,213	41,561	44,302	47,671	58,818	91,774	111,939
Provision for income taxes	14,473	12,536	13,978	14,203	15,324	27,009	31,283
Net income	35,740	29,025	30,324	33,468	43,494	64,765	80,656
Basic earnings per common share	0.20	0.16	0.17	0.18	0.23	0.36	0.43
Diluted earnings per common share	0.19	0.16	0.17	0.18	0.23	0.35	0.43
Cash dividends paid per common share	0.09	0.09	0.09	0.09	0.08	0.18	0.16

Asset Quality
Net charge-offs (NCOs)	$5,072	$7,588	$7,548	$16,613	$11,431	$12,660	$20,889

Nonaccrual loans and leases	$86,205	$89,333	$97,697	$109,506	$105,609	$86,205	$105,609
Foreclosed real estate	10,099	9,575	9,672	9,133	10,302	10,099	10,302
Total nonperforming assets (NPAs)	$96,304	$98,908	$107,369	$118,639	$115,911	$96,304	$115,911

Restructured loans	$49,627	$47,850	$46,856	$42,418	$40,938	$49,627	$40,938
Loans and leases 90 days past due	5,984	3,506	8,488	10,303	9,190	5,984	9,190

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION (in thousands, except per share data)

						Six Months YTD
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Credit Quality
NCOs / Average loans and leases	0.15%	0.23%	0.22%	0.49%	0.34%	0.19%	0.31%
NPAs / Loans and leases + foreclosed real estate	0.71%	0.73%	0.79%	0.88%	0.85%	0.71%	0.85%
ALLL / Nonaccrual loans and leases	156.44%	150.82%	139.74%	124.99%	136.81%	156.44%	136.81%
ALLL / Total loans and leases	1.00%	1.00%	1.01%	1.02%	1.06%	1.00%	1.06%

Profitability
Return on average assets	0.77%	0.63%	0.65%	0.72%	0.95%	0.70%	0.88%
Return on average equity	5.16%	4.26%	4.36%	4.78%	6.30%	4.84%	5.91%
Return on average tangible equity (1)	10.01%	8.41%	8.65%	9.41%	12.34%	9.71%	11.68%
Net interest margin	3.32%	3.40%	3.46%	3.50%	3.63%	3.36%	3.62%
Efficiency ratio (1)	66.46%	68.81%	69.73%	67.32%	65.63%	67.63%	65.90%

Per Share Data (EOP)
Closing share price	$14.12	$13.71	$13.43	$10.00	$10.56	$14.12	$10.56
Stated book value per common share	15.27	15.25	15.13	15.17	14.90	15.27	14.90
Tangible book value per common share (1)	8.15	8.12	7.98	7.99	7.95	8.15	7.95
Price/Book Value	92.48%	89.88%	88.77%	65.90%	70.88%	92.48%	70.88%
Price/Tangible Book Value	173.25%	168.84%	168.30%	125.16%	132.83%	173.25%	132.83%
Number of outstanding shares ('000)	182,427	182,256	182,039	181,310	187,706	182,427	187,706

Capital Ratios	Preliminary					Preliminary
Tangible common ratio (1)	8.69%	8.63%	8.56%	8.58%	8.88%	8.69%	8.88%
Common equity Tier 1 ratio (2)	11.01%	10.81%	10.95%	10.86%	11.03%	11.01%	11.03%
Tier 1 capital ratio (2)	12.04%	11.83%	12.00%	11.92%	12.07%	12.04%	12.07%
Total risk-based capital ratio (2)	13.15%	12.94%	13.16%	13.08%	13.27%	13.15%	13.27%
Leverage ratio (2)	9.94%	9.77%	9.61%	9.61%	9.90%	9.94%	9.90%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

(2) March 31, 2015 and forward, ratios computed under Basel III guidelines. Previous quarters computed under Basel I guidelines.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014

Assets
Cash and due from banks	$402,650	$446,797	$506,304	$772,677	$456,917
Unrestricted short-term investments	15,772	34,183	37,149	40,508	33,369
Cash and cash equivalents	418,422	480,980	543,453	813,185	490,286
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	0	0	1,439	2,211	1,554
Restricted short-term investments	42,334	54,884	42,949	36,943	43,926
Securities available for sale	2,630,113	2,567,988	2,438,085	2,192,615	2,183,093
Restricted investment in bank stocks	108,754	115,370	115,570	133,119	141,689
Loans and leases, net of deferred costs and fees	13,484,555	13,487,951	13,455,046	13,361,516	13,600,254
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	0	0	62,836	64,205	66,899
Less: Allowance for loan and lease losses	134,861	134,733	136,522	136,870	144,483
Net loans and leases	13,349,694	13,353,218	13,381,360	13,288,851	13,522,670
Premises and equipment, net	158,776	162,323	167,048	168,466	169,975
Other real estate and foreclosed assets	10,526	10,002	10,099	9,898	11,102
Accrued interest receivable	38,142	40,151	39,249	39,899	38,878
Bank-owned life insurance	447,841	447,659	446,676	449,199	450,318
Goodwill	1,275,439	1,275,439	1,275,439	1,275,439	1,275,439
Intangible assets with finite lives	22,786	24,240	25,575	27,163	28,579
Deferred income tax assets	7,221	7,012	7,648	6,903	7,357
Other assets	149,645	158,028	166,800	139,436	141,760
Total assets	$18,659,693	$18,697,294	$18,661,390	$18,583,327	$18,506,626
Liabilities and Shareholders' Equity
Deposits	$13,988,958	$13,765,305	$13,721,843	$13,588,524	$13,314,994
Federal Home Loan Bank short-term borrowings	700,000	850,000	850,000	850,000	1,050,000
Other short-term borrowings	397,023	506,756	516,089	532,675	527,079
Federal Home Loan Bank long-term borrowings	50,216	61,674	63,449	65,362	77,302
Other long-term debt	175,212	175,214	175,217	175,219	175,222
Junior subordinated debentures	146,233	146,175	146,117	146,059	146,002
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	0	0	30,570	34,839	38,809
Accrued interest, taxes, and expenses payable	77,534	66,791	85,075	72,044	72,664
Deferred income tax liabilities	158,092	153,556	133,932	128,389	114,119
Other liabilities	180,959	191,646	185,173	238,956	194,043
Total liabilities	15,874,227	15,917,117	15,907,465	15,832,067	15,710,234
Shareholders' equity:
Common stock	365,966	365,624	365,184	363,358	376,146
Treasury stock	(5,610)	(5,599)	(5,571)	(3,100)	(3,075)
Additional paid-in capital	1,615,021	1,612,414	1,609,663	1,605,671	1,657,699
Retained earnings	857,441	838,109	825,471	811,462	794,864
Accumulated other comprehensive loss	(47,352)	(30,371)	(40,822)	(26,131)	(29,242)
Total shareholders' equity	2,785,466	2,780,177	2,753,925	2,751,260	2,796,392
Total liabilities and shareholders' equity	$18,659,693	$18,697,294	$18,661,390	$18,583,327	$18,506,626

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
Commercial, financial, and agricultural	$2,478,587	$2,438,733	$2,430,532	$2,362,201	$2,422,931
Real estate - construction	711,306	788,639	788,261	817,492	748,181
Real estate secured - residential	4,084,206	4,148,908	4,194,738	4,172,943	4,178,842
Real estate secured - commercial	3,963,545	3,938,798	3,991,379	4,016,635	4,053,990
Consumer	816,794	781,083	752,975	730,687	962,618
Leases	1,430,117	1,391,790	1,359,997	1,325,763	1,300,591
Total loans and leases	$13,484,555	$13,487,951	$13,517,882	$13,425,721	$13,667,153

	Deposits
	06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
Noninterest-bearing checking	$2,054,164	$2,019,931	$1,964,510	$1,958,308	$1,935,635
Interest-bearing checking	3,138,471	3,154,347	3,169,017	3,087,166	2,883,679
Money market	3,430,109	3,580,414	3,509,192	3,297,699	3,025,430
Savings	1,208,660	1,199,154	1,143,596	1,122,232	1,136,044
Core deposits	$9,831,404	$9,953,846	9,786,315	9,465,405	8,980,788
Time less than $100	2,219,554	2,160,417	2,179,647	2,265,787	2,266,815
Time of $100 or more	1,938,000	1,651,042	1,755,881	1,857,332	2,067,391
Total deposits	$13,988,958	$13,765,305	$13,721,843	$13,588,524	$13,314,994

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
Commercial, financial, and agricultural	$20,182	$21,749	$23,393	$23,121	$18,792
Real estate - construction	6,350	6,539	6,832	7,225	7,428
Real estate secured - residential	22,428	25,420	21,858	23,653	24,740
Real estate secured - commercial	35,866	34,421	44,980	54,484	53,687
Consumer	31	34	37	40	43
Leases	1,348	1,170	597	983	919
Total nonaccrual loans and leases	$86,205	$89,333	$97,697	$109,506	$105,609

	Restructured Loans
	06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
Commercial, financial, and agricultural	$4,427	$4,534	$4,816	$4,044	$4,228
Real estate - construction	1,213	1,221	315	319	322
Real estate secured - residential	17,588	16,036	20,534	20,231	18,414
Real estate secured - commercial	25,599	25,120	20,227	16,780	16,903
Consumer	800	939	964	1,044	1,071
Total restructured loans	$49,627	$47,850	$46,856	$42,418	$40,938

	Net Charge-offs (Recoveries)
	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Commercial, financial, and agricultural	$1,010	$4,121	$684	$8,069	$7,274
Real estate - construction	342	35	(468)	776	(457)
Real estate secured - residential	1,369	2,918	2,949	2,549	2,453
Real estate secured - commercial	1,123	(222)	3,245	3,827	730
Consumer	678	419	572	614	1,013
Leases	550	317	566	778	418
Total net charge-offs	$5,072	$7,588	$7,548	$16,613	$11,431

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014

Interest Income:
Loans and leases, including deferred costs and fees	$139,461	$140,769	$147,157	$147,761	$148,002	$280,230	$297,540
Securities:
Taxable	10,451	9,609	9,302	8,459	9,104	20,060	18,752
Tax-exempt	3,140	3,276	3,339	3,383	3,439	6,416	6,940
Dividends	1,672	3,421	1,628	2,108	2,134	5,093	3,899
Short-term investments	18	24	23	24	23	42	42
Total interest income	154,742	157,099	161,449	161,735	162,702	311,841	327,173
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,363	5,338	5,313	4,256	4,031	10,701	7,993
Time	10,559	10,086	10,699	10,803	10,246	20,645	19,874
Federal Home Loan Bank short-term borrowings	3,430	4,544	4,455	4,554	4,597	7,974	9,218
Other short-term borrowings	1,302	1,984	2,066	2,091	2,031	3,286	4,131
Federal Home Loan Bank long-term borrowings	194	202	210	247	243	396	488
Other long-term debt	3,259	3,307	3,322	3,319	(140)	6,566	3,711
Total interest expense	24,107	25,461	26,065	25,270	21,008	49,568	45,415
Net interest income	130,635	131,638	135,384	136,465	141,694	262,273	281,758
Provision for loan and lease losses	5,200	5,799	7,200	9,000	3,000	10,999	9,000
Net interest income, after provision for loan and lease losses	125,435	125,839	128,184	127,465	138,694	251,274	272,758
Noninterest Income:
Service charges on deposit accounts	8,960	8,518	9,260	9,561	9,294	17,478	18,294
Vehicle origination and servicing fees	1,937	1,449	1,886	1,691	2,915	3,386	5,883
Wealth management commissions and fees	13,145	12,800	13,163	13,199	12,669	25,945	25,388
Commissions on property and casualty insurance sales	3,646	4,698	3,676	3,992	4,214	8,344	9,880
Other commissions and fees	6,210	5,638	5,877	5,689	5,401	11,848	10,436
Income from bank-owned life insurance	1,706	1,853	1,537	1,634	1,672	3,559	3,309
Mortgage banking revenue	2,752	2,887	2,489	2,432	3,004	5,639	5,414
Capital markets revenue	2,339	2,408	2,437	1,593	877	4,747	2,117
Net realized gain (loss) on sales of securities	1,013	(5)	125	0	3,293	1,008	3,285
Other	3,587	2,066	6,138	4,826	2,010	5,653	3,432
Total noninterest income	45,295	42,312	46,588	44,617	45,349	87,607	87,438
Noninterest Expenses:
Salaries and employee benefits	66,223	67,165	74,806	68,042	68,325	133,388	133,906
Occupancy	12,047	13,970	12,262	12,089	11,914	26,017	25,761
Furniture and equipment	3,644	3,815	4,076	4,043	4,058	7,459	8,002
Professional and technology services	5,561	7,253	7,122	6,168	7,189	12,814	13,259
Advertising and marketing	3,417	2,720	3,459	3,784	3,567	6,137	7,143
FDIC insurance	4,890	4,757	4,833	5,038	4,925	9,647	10,046
Legal fees	1,439	1,537	1,918	1,699	1,656	2,976	3,183
Amortization of intangible assets	1,874	1,979	2,211	2,220	2,367	3,853	4,906
Vehicle lease disposal	2,800	2,914	2,282	2,222	2,215	5,714	4,466
Merger related	1,204	4,432	885	0	0	5,636	0
Other	17,418	16,048	16,616	19,106	19,009	33,466	37,585
Total noninterest expenses	120,517	126,590	130,470	124,411	125,225	247,107	248,257
Income before income taxes	50,213	41,561	44,302	47,671	58,818	91,774	111,939
Provision for income taxes	14,473	12,536	13,978	14,203	15,324	27,009	31,283
Net Income	$35,740	$29,025	$30,324	$33,468	$43,494	$64,765	$80,656

Earnings per common share:
Basic	$0.20	$0.16	$0.17	$0.18	$0.23	$0.36	$0.43
Diluted	$0.19	$0.16	$0.17	$0.18	$0.23	$0.35	$0.43
Cash dividends per common share	$0.09	$0.09	$0.09	$0.09	$0.08	$0.18	$0.16
Average common shares outstanding:
Basic	182,344	182,140	181,514	184,985	187,637	182,243	187,547
Diluted	183,371	183,053	182,387	185,724	188,295	183,250	188,296

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014			June 30, 2015			June 30, 2014
	Average			Average			Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$75,931	$18	0.10	$90,732	$24	0.11	$80,954	$23	0.11	$83,291	$42	0.10	$81,909	$41	0.10
Investment securities:
Taxable(1)	2,344,540	12,123	2.07	2,198,207	13,031	2.40	2,013,166	11,238	2.24	2,271,777	25,153	2.23	2,065,278	22,651	2.21
Tax-exempt(1)(2)	347,793	4,831	5.57	360,766	5,040	5.67	382,524	5,291	5.55	354,244	9,871	5.62	385,231	10,677	5.59
Total investment securities	2,692,333	16,954	2.53	2,558,973	18,071	2.86	2,395,690	16,529	2.77	2,626,021	35,024	2.69	2,450,509	33,328	2.74
Loans and leases, (net):
Taxable(3)	12,981,479	135,914	4.20	13,023,814	137,407	4.28	13,154,917	144,471	4.40	13,002,529	273,321	4.24	13,145,644	290,552	4.46
Tax-exempt(2)(3)	476,529	5,457	4.59	444,532	5,171	4.72	434,616	5,432	5.01	460,619	10,629	4.65	436,427	10,752	4.97
Total loans and leases	13,458,008	141,371	4.21	13,468,346	142,578	4.29	13,589,533	149,903	4.42	13,463,148	283,950	4.25	13,582,071	301,304	4.47

Total interest-earning assets	16,226,272	158,343	3.91	16,118,051	160,673	4.04	16,066,177	166,455	4.16	16,172,460	319,016	3.98	16,114,489	334,673	4.19
Allowance for loan and lease losses	(136,630)			(137,475)			(154,710)			(137,050)			(156,070)
Other non-earning assets	2,456,358			2,637,691			2,466,660			2,546,532			2,460,609

Total assets	$18,546,000			$18,618,267			$18,378,127			$18,581,942			$18,419,028

Liabilities
Deposits:
Interest-bearing demand	$6,677,660	5,062	0.30	$6,749,615	5,054	0.30	$5,998,086	3,726	0.25	$6,713,438	10,114	0.30	$6,015,217	7,400	0.25
Savings	1,205,605	301	0.10	1,172,519	285	0.10	1,134,421	305	0.11	1,189,154	587	0.10	1,117,278	592	0.11
Time	3,946,661	10,559	1.07	3,768,581	10,085	1.09	4,129,738	10,245	1.00	3,858,113	20,645	1.08	4,020,822	19,874	1.00
Other short-term borrowings	432,026	1,302	1.21	525,107	1,983	1.53	552,367	2,030	1.47	478,309	3,286	1.39	611,681	4,131	1.36
FHLB borrowings	763,114	3,624	1.90	912,395	4,746	2.11	1,174,611	4,840	1.65	837,342	8,370	2.02	1,280,280	9,706	1.53
Long-term debt(4)	321,417	3,259	4.07	348,418	3,307	3.85	396,367	(138)	(0.14)	334,843	6,566	3.95	423,666	3,712	1.77

Total interest-bearing liabilities	13,346,483	24,107	0.72	13,476,635	25,460	0.77	13,385,590	21,008	0.63	13,411,199	49,568	0.75	13,468,944	45,415	0.68
Demand deposits	2,007,446			1,971,642			1,869,372			1,989,643			1,850,223
Other liabilities	411,635			408,813			354,500			410,457			346,546

Total liabilities	15,765,564			15,857,090			15,609,462			15,811,299			15,665,713

Equity	2,780,436			2,761,177			2,768,665			2,700,643			2,753,315

Total liabilities & shareholders' equity	$18,546,000			$18,618,267			$18,378,127			$18,511,942			$18,419,028

Net interest income / yield on average earning assets		$134,236	3.32		$135,213	3.40		$145,447	3.63		$269,448	3.36		$289,258	3.62
Taxable equivalent adjustment		(3,601)			(3,575)			(3,753)			(7,175)			(7,500)
Net interest income - as reported		$130,635			$131,638			$141,694			$262,273			$281,758

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.
(4)	Includes $3.7 million purchase accounting adjustment on redemption of junior subordinated debt in second quarter of 2014.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Six Months Ended
(Dollars and share data in thousands)						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Efficiency Ratio
Other expense	$120,517	$126,590	$130,470	$124,411	$125,225	$247,107	$248,257
Less: Merger related expenses	(1,204)	(4,432)	(885)	0	0	(5,636)	0
Noninterest operating expense (numerator)	$119,313	$122,158	$129,585	$124,411	$125,225	$241,471	$248,257

Taxable-equivalent net interest income	$134,236	$135,213	$139,239	$140,179	$145,447	269,448	$289,258
Other income	45,295	42,312	46,588	44,617	45,349	87,607	87,438
Noninterest operating income (denominator)	$179,531	$177,525	$185,827	$184,796	$190,796	$357,055	$376,696
Efficiency ratio	66.46%	68.81%	69.73%	67.32%	65.63%	67.63%	65.90%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,785,466	$2,780,177	$2,753,925	$2,751,260	$2,796,392	$2,785,466	$2,796,392
Goodwill and other intangible assets (1)	(1,274,455)	(1,276,004)	(1,265,178)	(1,265,598)	(1,265,846)	(1,274,455)	(1,265,846)
Tangible common equity (numerator)	$1,511,011	$1,504,173	$1,488,747	$1,485,662	$1,530,546	$1,511,011	$1,530,546

Assets	$18,659,693	$18,697,294	$18,661,390	$18,583,327	$18,506,626	$18,659,693	$18,506,626
Goodwill and other intangible assets (1)	(1,274,455)	(1,276,004)	(1,265,178)	(1,265,598)	(1,265,846)	(1,274,455)	(1,265,846)
Tangible assets (denominator)	$17,385,238	$17,421,290	$17,396,212	$17,317,729	$17,240,780	$17,385,238	$17,240,780
Tangible common ratio	8.69%	8.63%	8.56%	8.58%	8.88%	8.69%	8.88%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Six Months Ended
(Dollars and share data in thousands)						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Return on Average Tangible Equity
Income statement data
Net income	$35,740	$29,025	$30,324	$33,468	$43,494	$64,765	$80,656
Amortization of intangibles, net of taxes at 35%	1,218	1,286	1,437	1,443	1,539	2,504	3,189
Net tangible income (numerator)	$36,958	$30,311	$31,761	$34,911	$45,033	$67,269	$83,845

Average balance sheet data
Shareholders' equity	$2,780,436	$2,761,177	$2,757,933	$2,775,786	$2,768,665	$2,700,643	$2,753,315
Goodwill and other intangible assets	(1,298,946)	(1,300,282)	(1,301,750)	(1,303,275)	(1,304,736)	(1,304,001)	(1,305,513)
Tangible common equity (denominator)	$1,481,490	$1,460,895	$1,456,183	$1,472,511	$1,463,929	$1,396,642	$1,447,802

Return on equity (GAAP basis)	5.16%	4.26%	4.36%	4.78%	6.30%	4.84%	5.91%
Effect of goodwill and other intangibles	4.85%	4.15%	4.29%	4.63%	6.04%	4.87%	5.77%
Return on average tangible equity	10.01%	8.41%	8.65%	9.41%	12.34%	9.71%	11.68%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,785,466	$2,780,177	$2,753,925	$2,751,260	$2,796,392	$2,785,466	$2,796,392
Goodwill and other intangible assets	(1,298,225)	(1,299,679)	(1,301,014)	(1,302,602)	(1,304,018)	(1,298,225)	(1,304,018)
Tangible common equity (numerator)	$1,487,241	$1,480,498	$1,452,911	$1,448,658	$1,492,374	$1,487,241	$1,492,374

Common shares outstanding (denominator)	182,427	182,256	182,039	181,310	187,706	182,427	187,706

Tangible book value per common share	$8.15	$8.12	$7.98	$7.99	$7.95	$8.15	$7.95

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation

	2Q15	1Q15	4Q14	3Q14	2Q14
Net Interest Margin (excluding purchase accounting)
Reported net interest margin (GAAP basis)	3.32%	3.40%	3.46%	3.50%	3.63%
Adjustments for purchase accounting:
Loans and leases	-0.04%	-0.07%	-0.12%	-0.10%	-0.12%
Deposits	-0.01%	-0.01%	-0.02%	-0.02%	-0.03%
Borrowings	-0.01%	-0.01%	-0.01%	-0.01%	-0.10%
Net Interest Margin (excluding purchase accounting)	3.26%	3.31%	3.31%	3.37%	3.38%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
(717) 626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
(717) 625-6548